FORM OF

                         SECURITY AND PLEDGE AGREEMENT


THIS AGREEMENT is entered into this day of ---------, 19---, between American Financial Holding, Inc., a Delaware Corporation (referred to herein as "Holding Co."), American Financial Reinsurance, Inc., an Arizona Corporation (referred to herein as "Borrower"), each of whom has an address of 225 South 200 West, Suite 302, Farmington, Utah 84025, and MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY, a Massachusetts corporation, whose principal office is located at 7887 East Belleview Avenue, Englewood, Colorado 80111 ("MGL").

1. Grant of security Interest. To secure the indebtedness incurred by Borrower pursuant to a Surplus Debenture dated-----, 19----, the Payee of which is MGL and such other demand or promissory note as Borrower may from time to time execute in favor of MGL, Borrower and Holding Co. hereby grant to MGL an unrestricted security interest in the Collateral as hereinafter defined and hereby pledge the said Collateral to MGL. Borrower and Holding Co. further agree that concurrently with the execution of this Agreement, Borrower and Holding Co. shall deliver to MGL all of the Collateral as described in Section 2 hereof. This security interest may, at MGL's option, be further evidenced by financing statements executed in accordance with the Uniform Commercial Code in effect in the State of Arizona. The security interest and pledge granted hereunder shall terminate immediately upon payment in full of the Note.

2. Collateral. The term "Collateral" as used herein shall mean (i) the One Hundred Thousand (100,000) Shares of the issued and outstanding stock of Borrower, which represents 100` of the issued shares of stock of Borrower; (ii) together with any stock dividends or other distributions of stock with respect to such shares; and (iii) all other shares of Capital Stock of Borrower which may be acquired, by dividend or otherwise, by Holding Co. If the Note is in default pursuant to its own terms or pursuant to Section 6 hereof, the Collateral shall also include, in addition to the above, any cash dividends or other nonstock distributions declared and paid by Borrower with respect to said shares.

3. Voting. Holding Co. shall have the unrestricted right to vote the Collateral and to execute proxies, consents, or waivers with respect thereto for any and all purposes so long as there shall have been no Event of Default by the Borrower and Holding Co. under this Agreement or in the payment of any sums due under the Note. The pledged shares shall continue to be registered in the name of Holding Co.

4. Covenants. The Borrower and Holding Co. covenant as follows so long as the
Note is issued and outstanding and any part thereof remains unpaid:

4.1 Financial Statements. The Borrower and Holding Co. will cause to be delivered to MGL copies of each of the following:

(a) As soon as available, and in any event within ninety days after the end of each fiscal year of Borrower, statutory financial statements of Borrower prepared on the National Association of Insurance Commissioners ("NAIC") form, as filed by Borrower with the Commissioner of Insurance of the State of Arizona.

(b) As soon as available, and in any event within forty-five days after the end of each of the first three quarterly accounting periods in each fiscal year of Borrower, interim statutory financial statements on the NAIC form.

(c) Copies of all financial statements, reports, and proxy statements, if any, which Borrower sends to its stockholders or files with the Securities and Exchange Commission or any other governmental agency.

4.2 Maintenance of Existence. Borrower and Holding Co. will maintain their corporate existence and will comply with any and all applicable statutes and regulations.

4.3 Inspection. The Borrower will permit representatives of MGL, at MGL's expense, to visit and inspect any property of the Borrower or of Holding Co., to examine their respective books of account, and to discuss their affairs, finances, and accounts with their officers, all at such reasonable times and intervals as MGL may request, but not more often than once in any six-month period.

4.4 Notice of Default. If an officer of Borrower or Holding Co. obtains knowledge of any default hereunder or of any event which with the giving of notice or the passage of time or both would constitute a default hereunder, he or she shall so advise MGL.

4.5 Capital and Surplus. The Borrower will not permit the statutory capital and surplus of Borrower to be reduced below the level required by applicable law.

4.6 Dividends. Until the Note has been paid in full, the Borrower will not, declare or pay any cash dividends without the prior consent of MGL, which consent will not be unreasonably withheld or delayed.

4.7 Debt. Borrower will not acquire any additional debt nor will Borrower loan any monies to any party without the prior written consent of MGL.

4.8 Expense. Until the Note has been paid in full, the Borrower will not pay any material expenses, including but not limited to salaries, legal, actuarial, operating or make any other material expenditures of any type without the prior written consent of MGL, which such consent shall not be unreasonably withheld or delayed. For purposes of this paragraph, material shall mean any expenditure that exceeds Ten Thousand Dollars ($10,000).

4.9 Minimum Production Requirement. Holding Co.'s marketing subsidiary shall produce at least $2,000,000 in new insurance premium each calendar year. For the purposes of this Paragraph 4.9, new insurance premium shall mean the aggregate life insurance premiums payable during the first year a policy or contract of insurance is in effect, exclusive of (i) lump-sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums, and (iii) premiums for single pay contracts.

4.10 Reinsurance Contracts. Borrower will not enter into any reinsurance contracts with any party without the prior written consent of MGL.

5. Purchase Not for Distribution. MGL represents and warrants that it is not acquiring the Note with a view to distribution which would be in violation of the Securities Act of 1933, as amended.

6. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by Borrower and Holding Co. under this
Agreement:

6.1 Nonpayment of Principal. If the Borrower fails to pay principal under the Note when due, whether by acceleration or otherwise, and such failure continues for a period of thirty days following delivery of notice of nonpayment to Borrower.

6.2 Nonpayment of Interest. If the Borrower fails to make any payment of interest under the Note when due and such failure continues for a period of thirty days following delivery of notice of nonpayment to the Borrower.

6.3 Breach. If Borrower or Holding Co. fails in any material respect to perform or observe any covenant contained in this Agreement or violates any material condition hereof, and such failure or violation continues for a period of sixty days following receipt by Borrower and Holding Co. of notice of such breach from MGL.
6.4 Misrepresentations. If any representation or warranty by the Borrower and Holding Co. contained herein proves to have been untrue in any material respect as of the date when made, and such misrepresentation or breach is not cured within sixty days of receipt by Borrower and Holding Co. of notice thereof from MGL.

6.5 Insolvency. (a) If Borrower or Holding Co. (i) files a petition in bankruptcy or for the approval of a plan of reorganization, arrangement, or rehabilitation under the United States Bankruptcy Code or any state insolvency act as now in existence or hereafter amended (or an admission seeking the relief therein provided), (ii) admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) consents to the appointment of a receiver for all or a substantial portion of its property, or (v) fails to have vacated or set aside within ninety days of its entry any order of a court appointing without the Borrower's or Holding Co.'s consent a receiver or trustee for all or a substantial portion of its property; or (b) if a case or proceeding shall have been commenced against either or both of Borrower and/or Holding Co. in a court having competent jurisdiction seeking a decree or order relating to (i) the bankruptcy or reorganization of Borrower and/or Holding Co., or (ii) the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or all or substantially all of its assets, and such case or proceeding shall remain unstayed or undismissed for 90 consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

6.6 Minimum Production Requirement. If Borrower shall fail to achieve the minimum production requirements as stated in Paragraph 4.9.

7. Remedies.

7.1 Remedies as to Collateral. In case any Event of Default shall have occurred, MGL is hereby authorized and empowered by Borrower and Holding Co. to cause and may cause all Collateral pledged hereunder to be transferred into its own name or that of a nominee or nominees. Borrower and Holding Co. hereby irrevocably appoint and constitute MGL as the attorney for Borrower and Holding Co. for the purposes of effecting such transfer. Thereafter and for so long as any Event of Default shall not have been cured, MGL shall be entitled to exercise all the rights appertaining to the ownership of the Collateral, except as limited herein, and MGL is hereby irrevocably constituted the attorney for Borrower and Holding Co. for the purpose of exercising such rights. If, thereafter, MGL should waive such default, it shall continue to have all rights in the Collateral provided to MGL in this Agreement prior to the occurrence of an Event of Default. In any voting of shares of stock constituting Collateral hereunder subsequent to an Event of Default, MGL shall incur no liability or responsibility by reason of any error of judgment or of any matter or thing done or omitted to be done, except for willful misconduct or gross negligence. MGL shall after such Event of Default be entitled to collect or receive any and all dividends (whether paid in cash, property, stock or otherwise) on any shares of stock constituting Collateral hereunder. Any and all sums so collected or received by MGL shall be applied in the manner hereinafter provided.

7.2 Private or Public Sale. In case an Event of Default shall have occurred, and Borrower shall have failed to pay the whole amount due and payable, MGL, acting by any agent, broker, attorney or dealer designated by it, is hereby authorized and empowered, by Borrower and Holding Co. without demand or notice (other than such demand or notice as is required by law and written notice to Borrower and Holding Co. delivered to it not less than thirty days prior to the date of the proposed sale, which notice shall state the amount of the outstanding indebtedness of Borrower under the Note and the date and place of the proposed sale of any of the Collateral), to sell at private or public sale or at or through any brokers board or securities exchange, the whole or any part of the Collateral, at such reasonable place or places, at such reasonable time or times, at such reasonable price or prices, and on such reasonable terms and conditions as MGL in MGL's discretion may determine, which discretion shall be exercised in good faith, and MGL may transfer, assign and deliver the same to the purchaser or purchasers thereof. MGL shall have the same right to purchase at such sale as would a stranger, provided that any such sale to MGL may not be at a price lower than the fair market value of the Collateral being sold. The sale of part of the Collateral shall not exhaust this power of sale, but sales may be made from time to time until all the Collateral has been sold or until, in the sole judgment of MGL, sufficient sums have been realized thereon. MGL may in its discretion postpone the sale of all or part of the Collateral from time to time without notice of any kind other than announcement (at the time and place of sale set out in the written notice to Borrower and Holding Co. referred to above) of the time and place of such postponed sale or sales and written notice to Borrower and Holding Co.

Without in any way limiting the generality of any power or discretionary right hereinbefore granted or reserved to MGL, MGL may at any sale restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution of any of the Collateral, if such restriction is necessary in the opinion of counsel for MGL in order to comply with the provisions of any securities law, rule, regulation or ordinance, federal and/or state, applicable with respect to such sales.

In no event may MGL sell the Collateral or any portion thereof for a price less than the value, determined in accordance with generally accepted accounting principles, of the proportion of the shareholder equity of Borrower represented by such Collateral or portion thereof.

Without in any way limiting the generality of the foregoing, MGL may, at its election, exercise any and all rights and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Arizona or other applicable jurisdiction, in addition to any and all other rights and remedies afforded by this Security and Pledge Agreement, the Note, at law, in equity, or otherwise.
7.3 Waiver, Etc. Borrower and Holding Co. covenant that neither Borrower, Holding Co. nor any of their subsidiaries will plead, petition or otherwise insist upon any right which it or they might have, before or after any sale or sales, to claim or exercise any right of redemption, except as provided in
Section 7.1 hereof.

7.4 Application of Proceeds. The purchase money, proceeds or avails of any sale or sales made under Section 7.2, together with any other cash sums received from prior sales or pursuant to the provisions of Section 7.1 which then may be held by MGL under the terms of this Agreement, shall be applied as follows: (i) first, to the payment of the reasonable costs and expenses of such sale or sales, including reasonable compensation to MGL's agents and counsel and reasonable commissions to brokers or dealers, if any, and to the payment of all taxes, assessments or liens, if any, prior to the lien of this Agreement, except any taxes, assessments or liens subject to which such sale shall have been made;
(ii) second, to the payment of the whole amount of the principal and interest then due and unpaid under the Note (including interest on overdue principal and interest to the extent permitted by applicable law) and, in case such sums available shall be insufficient to pay the whole amount so due and unpaid under the Note, then to the payment first of accrued interest on the Note, and then principal; and (iii) the surplus, if any, shall be paid to Borrower, its successors or assigns, or to whomever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct. In the event that the proceeds from such sale are insufficient to pay the costs, expenses and principal and accrued interest as provided in (i) and (ii) above, the right of MGL to proceed against Borrower for any deficiency shall not be abridged or affected in any manner by the sale of the Collateral.

7.5 Cumulative Rights and Remedies. No right or remedy in this Agreement or the
Note is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein or in the Note conferred, or now or hereafter existing at law or in equity or by statute, including but not limited to the Uniform Commercial Code as enacted in Arizona. No delay or omission by MGL to exercise any right or remedy shall impair such right or remedy or any other such right or remedy or shall be construed to be a waiver of any Event of Default or acquiescence thereto; every right and remedy herein conferred or now or hereafter existing at law or in equity or by statute may be exercised separately or concurrently and in such order and as often as may be deemed expedient by MGL. Without limiting the generality of the foregoing, pursuit or exercise of any right or remedy provided for herein or in the Note shall not be an election against, or waiver or relinquishment of, any other right or remedy. The invalidity of any right or remedy in any jurisdiction shall not invalidate such right or remedy in any other jurisdiction. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the rights to the enforcement in such jurisdiction or elsewhere of any other rights or remedies herein provided.

B. Other Requirements. Simultaneous with the execution of this Agreement, Borrower and Holding Co. shall deliver, or cause to be delivered to MGL, the following:

8.1 Resolutions. A copy of the resolutions of Borrower's and Holding Co.'s Board of Directors authorizing the execution of this Agreement and the Note, duly certified as of the date hereof by an authorized officer of Borrower and Holding Co.

8.2 Collateral. The original signed copy of the Note together with appropriate collateral assignments executed in blank and the original stock certificate representing 100,000 shares of common stock of Borrower together with stock power executed in blank.

8.3 Opinion of Company Counsel. A written opinion, dated the date hereof and addressed to MGL and rendered by counsel for Borrower and Holding Co. stating that after investigation and review of all relevant documents:
(a) Holding Co. is a duly organized and validly existing corporation under the laws of the State of Delaware and has the corporate power and authority to own its property and to carry on its business as now conducted;

(b) Borrower is a duly organized and validly existing corporation under the laws of the State of Arizona and has the corporate power and authority to own its property and to carry on its business as now conducted;

(c) the Note has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid, binding and enforceable obligation of Borrower under the laws of the State of Arizona in accordance with its terms, except as limited by bankruptcy and insolvency laws and other laws affecting the enforcement of creditors' rights;

(d) this Agreement and the pledge of the Collateral have been duly authorized, executed and delivered by Borrower and Holding Co.; this Agreement constitutes the valid, binding and enforceable obligation of Borrower and Holding Co. under the laws of the State of Arizona and creates a valid, binding, and unrestricted lien of MGL on the Collateral, in accordance with the terms of this Agreement; and MGL will be entitled to the benefits of this Agreement, all except as limited by bankruptcy and insolvency laws and other laws affecting the enforcement of creditors' rights;

(e) the execution, delivery and performance of this Agreement by Borrower and Holding Co. and compliance with the provisions thereof and the Note will not violate the provisions of the Articles of Organization and Bylaws of Borrower and Holding Co. or, to the best knowledge of such counsel, conflict with or result in a breach of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, franchise, permit, license, note, agreement or other instrument to which Borrower and Holding Co. are a party or result in the creation or imposition of any lien, charge, or encumbrance upon any assets of Borrower and Holding Co. (other than the Collateral); and
(f) Borrower and Holding Co. have not created or permitted to be created any lien or encumbrance on the Collateral, except the pledge to and the security interest of MGL created by this Agreement.

8 4 Investments. Borrower shall have invested an amount equal to the principal balance remaining unpaid from time to time under the Note in investments that are suitable for a licensed life insurance company. MGL shall have the right, on written notice to Borrower and Holding Co., to direct the investments referred to in this Paragraph 8.4, consistent with applicable law and prudent business practices. The rights and obligations set forth in this Paragraph 8.4 shall in all respects be governed by and subject to the laws of the State of Arizona.

9. Representations and warranties. Borrower and Holding Co. represent and warrant to MGL that as of the date of this Agreement:

9.1 Corporate Existence. Borrower is a corporation validly existing and in good standing under the laws of the State of Arizona and has full corporate power to own or lease its properties and to conduct its business as it is presently being conducted.

9.2 Holding Co. is a corporation validly existing and in good standing under the laws of the State of Delaware and has full corporate power to own or lease its properties and to conduct its business as it is presently being conducted.

9.3 Authorization. Borrower is duly authorized under the laws of Arizona and Holding Co. is duly authorized under the laws of Delaware to create, issue and deliver the Note and to make and perform this Agreement; all corporate action required for the lawful creation, issuance and delivery of the Note and the execution and performance of this Agreement has been duly taken; all such documents and instruments when duly executed and delivered will be valid and binding and enforceable obligations of Borrower and Holding Co. under the laws of Arizona in accordance with their respective terms; and MGL will be entitled to the benefits thereof, except in each case as limited by bankruptcy, insolvency and fraudulent conveyance laws, and other laws affecting the enforcement of creditors' rights.

9.4 Taxes. Borrower and Holding Co. have filed all required federal, state and local tax returns and have paid, or made adequate provisions for the payment of, all taxes shown to be due by such returns or pursuant to any assessment which is due.

9.5 Suits and Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower and Holding Co. threatened, against or affecting the Borrower and Holding Co. at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitration board of any kind, which involve the possibility of any material judgment or liability, not fully covered by insurance, against Borrower and Holding Co., and Borrower and Holding Co. are not in material default with respect to any order, writ, injunction or decree of any court of federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

9.6 Compliance with Other Instruments and with the Law. The Borrower and Holding Co. are not in default under or in violation of, and the execution and delivery of the Note and this Agreement (and the consummation of the transactions therein contemplated) and compliance with the provisions thereof will not violate, any law, order, rule or regulation applicable to Borrower] and Holding Co. or the Articles of Organization or Bylaws of Borrower and Holding Co. and will not conflict with or result in a breach of the provisions of, or constitute a default under, the terms of said Articles or Bylaws, or any indenture, mortgage, deed of trust, franchise, permit, license, note, contract, agreement or other instrument to which Borrower and Holding Co. are a party, or result in the acceleration of any indebtedness of Borrower and Holding Co. or in the creation of imposition of any lien, charge or encumbrance upon any of the property or assets of the Borrower and Holding Co. (other than the Collateral).

10. Miscellaneous.

10.1 Waivers. No omission or delay by MGL in exercising any right or power under this Agreement or the Note will impair such right or power or be construed to be a waiver of any default thereof or an acquiescence thereto, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and signed by MGL and then only to the extent specified.

10.2 Survival of Covenants: Successors and Assiqns. All covenants, agreements, representations and warranties made by Borrower and Holding Co. in this Agreement and in certificates or other documents delivered pursuant to it shall survive the execution of this Agreement and the execution and delivery of the Note and shall continue in full force and effect in accordance with their terms until the Note is paid in full. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Borrower and Holding Co.

10.3 Notices. Any notice required or permitted by this Agreement shall be delivered by mailing it by certified or registered mail, postage prepaid, return receipt requested, addressed to Borrower and American Financial Holding, Inc. at 225 South 200 West, Suite 302, Farmington, Utah 84025, or to MGL at 7887 East Belleview Avenue, Englewood, Colorado 80111. Such addresses may be changed upon ten days prior notice to the other party given in the foregoing manner.

10.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

10.5 Topical Headings. The topical headings used herein are inserted for convenience only and shall not be construed as having any substantive significance or meaning whatsoever or as indicating that all the provisions of this Agreement relating to any particular topic are to be found in any particular article or section.

10.6 Assignment. MGL may assign this Agreement and its rights hereunder to any corporation affiliated with or buying a controlling interest in MGL; provided, however, that such assignment shall not relieve MGL of any of its obligations hereunder. MGL may also assign this Agreement and its rights hereunder to any corporation into which MGL may be merged or consolidated, otherwise, neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other.

10.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Note to be issued pursuant hereto shall (except as expressly provided otherwise therein) be construed and interpreted in accordance with the laws of the State of Arizona, including without limitation the Uniform Commercial Code of said state.
IN WITNESS WHEREOF, American Financial Holding, Inc., American Financial Reinsurance, Inc. and Massachusetts General Life Insurance Company have caused this Agreement to be signed and delivered by their officers "hereunto duly authorized, all as of the date first hereinabove written.

ATTEST:                  AMERICAN FINANCIAL HOLDING, INC.

                         By:
Secretary                President


ATTEST:                  AMERICAN FINANCIAL REINSURANCE, INC.

                         By:
Secretary                President

ATTEST:                  MASSACHUSETTS GENERAL LIFE INSURANCE
                         COMPANY
                         By:
Secretary                President